Exhibit 99.7

                       ,

Dear Caesars Stockholder:

     As you know, Caesars Entertainment, Inc. (“Caesars”), Harrah’s Entertainment, Inc. (“Harrah’s”) and Harrah’s Operating Company, Inc. (“Harrah’s Operating Company”), a wholly-owned subsidiary of Harrah’s, have entered into an Agreement and Plan of Merger, dated as of July 14, 2004, which provides for the merger of Caesars with and into Harrah’s Operating Company, with Harrah’s Operating Company continuing as the surviving entity. As outlined in the joint proxy statement/prospectus dated    ,    (the “Proxy Statement”), the terms of the merger agreement allow you to elect to receive 0.3247 of a share of Harrah’s common stock in exchange for each share of Caesars common stock that you own, subject to the proration provisions set forth in the merger agreement and as described in the Proxy Statement. If you do not elect to receive Harrah’s common stock or you do not return all the properly completed documents necessary to make an election for stock, you will be deemed to have made an election to receive $17.75 in cash in exchange for each share of Caesars common stock that you own, subject to the proration provisions set forth in the merger agreement and as described in the Proxy Statement. All the documents necessary to complete your election are included in this package. Please review the following documents carefully:

1.	An Election Form/Letter of Transmittal, which enables you to make your election;

2.	An Instruction Booklet, which describes your options and provides information and instructions on how to make your election;

3.	The Substitute Form W-9 Guidelines;

4.	A Notice of Guaranteed Delivery, if needed; and

5.	A Return Envelope for mailing items to the exchange agent, The Bank of New York.

     You should also carefully read the Proxy Statement mailed to Caesars stockholders with these election documents. You can obtain an additional copy of the Proxy Statement by following the directions set forth below.

     To make an election to receive shares of Harrah’s common stock, please complete the Election Form/Letter of Transmittal, attach your Caesars stock certificate(s) (unless the delivery of such certificate(s) is guaranteed as set forth in Section 5 of the Instruction Booklet) and mail these items to the exchange agent, The Bank of New York. The Election Form/Letter of Transmittal and your stock certificate(s) (unless the delivery of such certificate(s) is guaranteed as set forth in Section 5 of the Instruction Booklet) must be received by The Bank of New York no later than 5:00 p.m., Pacific Standard Time, on the business day immediately preceding the closing date of the merger (the “Election Deadline”), in order for your election to receive Harrah’s common stock to be effective. The closing date of the merger will be announced by Harrah’s and Caesars at least three business days but not more than ten business days prior to the closing date. You will be deemed to have made an election to receive cash for all of your shares of Caesars common stock if your Election Form/Letter of Transmittal and your stock certificate(s) (unless the delivery of such certificate(s) is guaranteed as set forth in Section 5 of the Instruction Booklet) are not received prior to the Election Deadline. If you choose to receive cash in exchange for all of your shares of Caesars common stock, you should not complete and return to The Bank of New York the Election Form/Letter of Transmittal and you should not mail in any stock certificate(s) representing your shares of Caesars common stock. Following the completion of the merger, if you do not elect to receive shares of Harrah’s common stock for all of your shares of Caesars common stock or failed to validly elect to receive the stock consideration and are deemed to have elected to receive cash, you will receive a separate letter of transmittal and instructions as to how to surrender your Caesars stock certificates. Questions concerning the Election Form/Letter of Transmittal or the Instruction Booklet should be directed to the exchange agent, The Bank of New York, at (800) 507-9357 (toll free).

     Please read the enclosed materials and, if you would like to elect to receive shares of Harrah’s common stock, complete and return your Election Form/Letter of Transmittal and your Caesars stock certificate(s) to ensure that your election is properly received and recorded prior to the Election Deadline.

     This communication is not a solicitation of a proxy from any stockholder of Caesars. Harrah’s has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 of which the Proxy Statement that was mailed to Caesars stockholders is a part. Harrah’s and Caesars may file other relevant documents concerning the merger. We urge Caesars stockholders to read the Proxy Statement and any other relevant documents to be filed with the SEC, because they will contain important information. Investors may obtain the documents free of charge at the SEC’s website, www.sec.gov. Documents filed with the

SEC by Harrah’s are available free of charge by making a request through the investor relations section of Harrah’s website at http://investor.harrahs.com, by sending an email to investors@harrahs.com, or by contacting Harrah’s Investor Relations at Harrah’s Entertainment, Inc., One Harrah’s Court, Las Vegas, Nevada 89119, Attn: Investor Relations or (702) 407-6000. Documents filed with the SEC by Caesars are available free of charge by making a request through the investor relations section of Caesars’ website at http://investor.caesars.com, or by contacting Caesars’ Secretary at Caesars Entertainment, Inc., 3930 Howard Hughes Parkway, Las Vegas, Nevada 89109, Attn: Secretary or (702) 699-5000.

To make a valid election for stock consideration, this form and your stock certificates (or a Notice of Guaranteed Delivery as described below) must be received by 5:00 P.M., Pacific Standard Time, on the business day immediately preceding the closing date of the merger. The closing date of the merger will be announced by Harrah’s and Caesars at least three business days, but not more than ten business days prior to the closing date.

ELECTION FORM/LETTER OF TRANSMITTAL

PLEASE SEE THE “INSTRUCTION BOOKLET”
FOR INFORMATION AND INSTRUCTIONS
ABOUT
THIS FORM

Return this form and your
Caesars Entertainment, Inc. stock certificates
to The Bank of New York as follows:

By Mail:		By Hand:
The Bank of New York Caesars Exchange P.O. Box 859208 Braintree, MA 02185-9208	Do you need assistance? Call The Bank of New York 1-800-507-9357	The Bank of New York Reorganization Services 101 Barclay Street Receive & Deliver Window, 1-E New York, NY 10286

By Overnight Courier:
The Bank of New York
Caesars Exchange
161 Bay Street Road
Braintree, MA 02184

1.	About You and Your Shares—Indicate Address Changes as Necessary Below

If you hold any shares in Direct Registration System (DRS) book-entry form, indicate this by checking this ☐.

2.	Election Options and Required Signatures—Complete A and B
If you elect to receive common stock of Harrah’s Entertainment, Inc. (“Harrah’s”) in exchange for shares of common stock of Caesars Entertainment, Inc. (“Caesars”), all Caesars stock certificates MUST accompany this form (except as set forth in Sections 2 and 5 of the Instructions)

A)	Options—Choose ONE

☐1.	Exchange all shares of Caesars common stock for 0.3247 of a share of Harrah’s common stock per share (the “All Stock Election”)

☐2.	Exchange shares of Caesars common stock for 0.3247 of a share of Harrah’s common stock per share and the remainder for $17.75 in cash per share (the “Mixed Election”)

If you want to elect to exchange all of your shares of Caesars common stock for $17.75 in cash per share (the “Non-Election/Cash Election”), please DO NOT complete and return this form. You SHOULD NOT return your Caesars stock certificate(s) to The Bank of New York at this time. If you do not complete this form, you will be deemed to have elected to receive cash consideration for all of your shares of Casears common stock and will receive a separate letter of transmittal after the completion of the merger.

B)	Required Signatures—All Caesars stockholders making the All Stock Election or Mixed Election must sign below. The stockholder whose Social Security Number is printed above must sign the Substitute Form W-9 included with this form.

X

Signature of Stockholder	Date

X

Signature of Stockholder	Date
(if joint account)

( ) -

Area Code and Daytime Phone

The signatory above applies for registration in the share register of Harrah’s as the owner of such number of registered shares resulting from the exchange of shares of Caesars common stock and declares that such signatory has acquired the registered Harrah’s common stock, if any, in such signatory’s own name and for such signatory’s own account.

(Continued on the reverse side)

3.	Special Transfer or Payment Instructions

The Harrah’s common stock certificates and/or check from the exchange will be issued in the name(s) printed in Section 1 unless you indicate a different name below. Your signature and a Signature Guarantee are required. The Substitute Form W-9 included with this form must be completed by the new account holder.

Name

Address

City- State -Zip Code

X

Authorized Signature(s)

MEDALLION STAMP

4. Special Delivery Instructions

The Harrah’s common stock certificates and/or check will be mailed to the address shown in Section 1 unless you indicate a different address below:

Name

Address

City- State -Zip Code

5. Notice of Guaranteed Delivery

Name of Firm

Authorized Signature(s)

Title

Address

City- State -Zip Code

Area Code and Telephone Number(s):

Date:

HARRAH’S ENTERTAINMENT, INC.
CAESARS ENTERTAINMENT, INC.

INSTRUCTION BOOKLET

     This Instruction Booklet briefly describes your options and provides information and instructions on how to make your election. We urge you to read the instructions and Frequently Asked Questions carefully and review the joint proxy statement/prospectus dated    ,     (the “Proxy Statement”) referred to below, including the section entitled Questions and Answers About the Merger. After reviewing these materials, if you wish to elect to exchange any shares of common stock that you own of Caesars Entertainment, Inc. (“Caesars”) for 0.3247 of a share of common stock of Harrah’s Entertainment, Inc. (“Harrah’s”) per share of Caesars common stock, subject to proration to reflect the aggregate amount of cash to be paid and number of shares to be issued by Harrah’s in the merger and other adjustments, complete the Election Form/Letter of Transmittal and send it in the enclosed return envelope along with your stock certificate(s) to the exchange agent, The Bank of New York. If you do not return all the properly completed documents necessary to make a valid election for Harrah’s common stock, you will be deemed to have made an election to receive $17.75 in cash in exchange for each share of Caesars common stock that you own, subject to the proration procedures described below and in the Proxy Statement. If you have additional questions after reading this material, you should contact The Bank of New York at (800) 507-9357 (toll free).

     To validly elect to receive shares of Harrah’s common stock, the deadline for receipt of your Election Form/Letter of Transmittal and your stock certificate(s) (unless the delivery of such certificate(s) is guaranteed as set forth in Section 5 of this Instruction Booklet) is 5:00 p.m., Pacific Standard Time, on the business day immediately preceding the closing date of the merger (the “Election Deadline”). The closing date of the merger will be announced by Harrah’s and Caesars at least three business days but not more than ten business days prior to the closing date. If you choose to receive cash in exchange for all of your shares of Caesars common stock, you should not complete and return to The Bank of New York the Election Form/Letter of Transmittal and you should not mail in any stock certificate(s) representing your shares of Caesars common stock. You will be deemed to have made an election to receive cash for all of your shares of Caesars common stock if your Election Form/Letter of Transmittal and your stock certificate(s) are not received prior to the Election Deadline. Following the completion of the merger, if you are deemed to have elected to receive cash, you will receive a separate letter of transmittal and instructions as to how to surrender your Caesars stock certificates.

FREQUENTLY ASKED QUESTIONS

1.	Why have I been sent an Election Form/Letter of Transmittal?

Caesars, Harrah’s and Harrah’s Operating Company, Inc., a wholly-owned subsidiary of Harrah’s (“Harrah’s Operating Company”), have entered into an Agreement and Plan of Merger, dated as of July 14, 2004. Pursuant to this merger agreement, if the merger agreement is approved by stockholders of both Caesars and Harrah’s and the other conditions to completion of the merger are satisfied, Caesars will merge with and into Harrah’s Operating Company, with Harrah’s Operating Company continuing as the surviving entity. A copy of the merger agreement is attached as Annex A to the Proxy Statement that was mailed to Caesars stockholders with these election documents. You may also obtain an additional copy of the Proxy Statement free of charge at the Securities and Exchange Commission (“SEC”) website, www.sec.gov, by making a request through the investor relations section of Caesars’ website at http://investor.caesars.com, or by contacting Caesars’ Secretary at Caesars Entertainment, Inc., 3930 Howard Hughes Parkway, Las Vegas, Nevada 89109 or (702) 699-5000.

As a result of the merger, you, as a Caesars stockholder, have the right to elect to receive 0.3247 of a share of Harrah’s common stock for each share of Caesars common stock that you own. If you do not make such an election to receive shares of Harrah’s common stock, you will be deemed to have made an election to receive $17.75 in cash in exchange for each share of Caesars common stock that you own. Your election to receive cash or Harrah’s common stock may be adjusted by the proration provisions of the merger agreement due to the aggregate amount of cash to be paid and the aggregate number of shares of Harrah’s common stock to be issued by Harrah’s in the merger. The proration procedures and other adjustments are more fully described in the answers to Question 11 below and in the Proxy Statement.

The Election Deadline is the business day immediately preceding the closing date of the merger. The closing date of the merger will be announced by Harrah’s and Caesars at least three business days but not more than ten business days prior to the closing date.

Because the aggregate amount of cash to be paid and number of shares to be issued by Harrah’s in the merger is fixed, the exact amount of cash and/or shares of Harrah’s common stock you will receive in exchange for your shares of Caesars common stock in the merger cannot be determined until the completion of the merger. See Question 11 below.

2.	What is the purpose of the Election Form/Letter of Transmittal?

The enclosed Election Form/Letter of Transmittal does two things. First, it allows you to make your election to receive Harrah’s common stock as the form of payment for your shares of Caesars common stock. Second, it provides you with instructions on how to surrender your Caesars stock certificates in order to receive your payment.

3.	What do I do with the Election Form/Letter of Transmittal?

The Election Form/Letter of Transmittal is divided into five sections, with corresponding instructions for completing each section beginning on page of this Instruction Booklet.

If you choose to elect to receive shares of Harrah’s common stock in exchange for any or all of your shares of Caesars common stock, complete, sign and date the Election Form/Letter of Transmittal and mail it to the exchange agent, The Bank of New York, in the enclosed return envelope along with the stock certificate(s) representing the shares of Caesars common stock for which you are electing to receive the stock consideration. By signing the Election Form/Letter of Transmittal, you agree to surrender your Caesars stock certificate(s) for which you are electing to receive shares of Harrah’s common stock. You also confirm that the tax identification number that has been provided on the Election Form/Letter of Transmittal is correct and that you have complied with all the requirements stated in the instructions. Please note that, if your shares of Caesars common stock are held in a joint account, signatures of both owners are required. You must return your stock certificate(s) representing your shares of Caesars common stock if you are electing to receive stock consideration along with the Election Form/Letter of Transmittal in the enclosed return envelope to The Bank of New York. Do not sign the back of the stock certificate(s). Do not send your stock certificate(s) or the Election Form/Letter of Transmittal to Caesars with your proxy card for the Caesars special meeting that also was mailed to you with the Proxy Statement and these election documents.

If you choose to receive $17.75 in cash in exchange for each of your shares of Caesars common stock, you should not complete and return to The Bank of New York the Election Form/Letter of Transmittal and you should not return to The Bank of New York any stock certificate(s) representing your shares of Caesars common stock. Following the completion of the merger, if you are deemed to have elected to receive cash consideration, you will receive a separate letter of transmittal and instructions as to how to surrender your Caesars stock certificates in order to receive your payment.

4.	When should I return the Election Form/Letter of Transmittal?

If you choose to elect to receive shares of Harrah’s common stock in exchange for any or all of your shares of Caesars common stock, you must return the Election Form/Letter of Transmittal by the Election Deadline. The Election Deadline is the business day immediately preceding the closing date of the merger. Harrah’s and Caesars will announce the closing date of the merger at least three business days but not more than ten business days prior to the closing date.

You should not send the Election Form/Letter of Transmittal or Caesars stock certificates to Caesars with the proxy card for the Caesars special meeting that also was mailed to you with the Proxy Statement and these election documents.

5.	What if I fail to make a timely election?

If, prior to the Election Deadline, The Bank of New York does not receive from you a properly completed and signed Election Form/Letter of Transmittal, together with your stock certificate(s) (unless the delivery of such certificate(s) is guaranteed as set forth in Section 5 of this Instruction Booklet), each share of Caesars common stock that you own at the completion of the merger will be converted into the right to receive $17.75 in cash. This cash consideration is subject to proration to reflect the aggregate amount of cash to be paid and number of shares to be issued by Harrah’s in the merger and other adjustments as described in the answer to Question 11 below.

Promptly following the completion of the merger, The Bank of New York will mail a letter of transmittal to any Caesars stockholder of record as of the completion of the merger who has not returned an Election Form/Letter of Transmittal by the Election Deadline. If you do not complete and return the Election Form/Letter of Transmittal by the Election Deadline, you should complete and return the letter of transmittal you will receive after the completion of the merger, together with your Caesars stock certificate(s).

The exchange agent, The Bank of New York, has the discretion to determine whether any Election Form/Letter of Transmittal has been properly completed, signed and timely submitted by the Election Deadline. Any decision by the exchange agent regarding these matters will be final and binding in all respects. The exchange agent is not under any obligation to notify any person of any defect in any Election Form/Letter of Transmittal.

6.	What happens if I miss the Election Deadline?

Missing the Election Deadline is the same as failing to make an election for the stock consideration. Accordingly, the result is the same as described in the answer to Question 5 above.

7.	When can I expect to receive my new Harrah’s stock certificates and/or cash?

If the merger is approved by Caesars and Harrah’s stockholders and the merger is subsequently completed, Caesars stockholders that have returned a valid and timely Election Form/Letter of Transmittal will receive the merger consideration, which may be a mix of Harrah’s common stock and cash within ten to twelve business days after the completion of the merger. Caesars stockholders who are deemed to have elected to receive cash consideration will receive a separate letter of transmittal after the completion of the merger and will receive the merger consideration, which may be a mix of Harrah’s common stock and cash within five to seven business days after the exchange agent receives the completed letter of transmittal.

In the event that the merger agreement is terminated pursuant to its terms, the exchange agent will promptly return to Caesars stockholders their stock certificates representing the shares of Caesars common stock they previously submitted with Election Forms/Letters of Transmittal. In such event, stock certificates representing Caesars common stock held directly by registered holders will be returned by registered mail. Returns other than by registered mail will only be made at the expense, written direction and risk of holders of Caesars common stock, by means of a pre-paid, pre-addressed return courier envelope sent to the exchange agent.

8.	Do I have to send in my Caesars stock certificate(s)?

If you choose to elect to receive Harrah’s common stock, you must return your Caesars stock certificate(s) with your completed Election Form/Letter of Transmittal to The Bank of New York, unless you have completed a Notice of Guaranteed Delivery (see Section 5 of this Instruction Booklet). Do not send your stock certificate(s) or the Election Form/Letter of Transmittal to Caesars with your proxy card for the Caesars special meeting that also was mailed to you with the Proxy Statement and these election documents.

If you choose not to elect to receive Harrah’s common stock and will be deemed to have elected to receive the cash consideration, you should not return your Caesars stock certificate(s). Following the completion of the merger, you will receive a separate letter of transmittal and instructions as to how to surrender your Caesars stock certificates in order to receive your payment.

9.	What if I cannot locate my stock certificate(s)?

If you cannot locate your stock certificate(s) or if your stock certificates have been stolen or destroyed, you should contact Caesars’ transfer agent, Wells Fargo Shareowner Services, at (800) 468-9716 (toll free), immediately for instructions on how to replace your lost, stolen or destroyed certificate(s). If your replacement stock certificate(s) are not received by the exchange agent before the Election Deadline, you will be treated as if you did not make an election (see the answer to Question 4 above).

10.	What do I do if my shares of Caesars common stock are held in DRS book-entry form?

DRS stands for ‘‘Direct Registration System’’ and is a book entry, statement-based method evidencing share ownership. If any of your shares of Caesars common stock are held in DRS book-entry form, indicate this in Section 1 of the Election Form/Letter of Transmittal. If you elect to receive shares of Harrah’s common stock and the merger is subsequently completed, you will receive your shares of Harrah’s common stock in certificated form.

11.	What will I receive in the merger?

In exchange for each share of Caesars common stock that you own, you have the right to elect to receive either 0.3247 of a share of Harrah’s common stock or $17.75 in cash, subject to proration to reflect the aggregate amount of cash to be paid and number of shares to be issued by Harrah’s in the merger.

Harrah’s will not issue any fractional shares of Harrah’s common stock in the merger. Accordingly, if you have the right to receive a fraction of a share of Harrah’s common stock, you will receive instead a cash payment, without interest and rounded to the nearest cent, in an amount equal to the product of the fractional share of Harrah’s common stock and the average closing sale price of Harrah’s common stock on the New York Stock Exchange, as reported by The Wall Street Journal, Northeastern edition, for each of the ten consecutive trading days ending with the second complete trading day prior to the completion of the merger.

Under the terms of the merger agreement, you have the following options:

•	The “ALL STOCK ELECTION.” If you make the all stock election, you will receive 0.3247 of a share of Harrah’s common stock for each and every share of Caesars common stock you own, subject to the proration procedures and other adjustments described below, plus cash in lieu of any fractional share.

•	The “MIXED ELECTION.” If you make the mixed election, you will receive 0.3247 of a share of Harrah’s common stock for the portion of your shares of Caesars common stock for which you have elected to receive shares of Harrah’s common stock, subject to the proration procedures and other adjustments described below. If you select this option, you must indicate the number of shares of Caesars common stock in exchange for which you are electing to receive shares of Harrah’s common stock. You will be deemed not to have made an election with respect to your remaining shares of Caesars common stock, and those remaining shares of Caesars common stock will be converted into the right to receive $17.75 in cash per share, subject to the proration procedures and other adjustments described below.

•	The “NON-ELECTION” or “CASH ELECTION.” If you do not make the all stock election, mixed election or do not properly complete and return an Election Form/Letter of Transmittal with any stock certificates for shares of Caesars common stock, you will be deemed to have made the cash election and will receive $17.75 in cash for each share of Caesars common stock that you own, subject to the proration procedures and other adjustments described below.

Proration Procedures. Pursuant to the terms of the merger agreement, adjustments to the elections of Caesars stockholders will be made by the exchange agent so that the aggregate number of shares of Caesars common stock to be converted into shares of Harrah’s common stock in the merger will equal 66.42% of the number of shares of Caesars common stock outstanding immediately prior to the merger. Therefore, all elections and non-elections are subject to proration to preserve this limitation. Assuming there are no further adjustments, the aggregate number of shares of Harrah’s common stock which will be issued to Caesars stockholders is fixed at approximately million shares and the aggregate amount of cash which will be paid to Caesars stockholders is fixed at approximately $ billion in cash based on the number of shares of Caesars common stock outstanding as of , the record date for the special meeting of the Caesars stockholders. These proration procedures are more fully described in the Proxy Statement under the caption “The Merger Agreement—Merger Consideration—Stock Cap and Proration.”

As a result of these proration procedures, in most cases, the form of merger consideration actually received by a Caesars stockholder will differ from the form of consideration that the Caesars stockholder elects or is deemed to have elected to receive.

Further Adjustments. The merger consideration will be adjusted to reflect appropriately any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend with respect to Harrah’s common stock or Caesars common stock occurring before the completion of the merger.

12.	Why must I complete a Substitute Form W-9?

Under U.S. federal income tax law, a stockholder of Caesars common stock who participates in the merger may be subject to backup withholding at the rate of 28% on payments received pursuant to the merger. To avoid backup withholding, each Caesars stockholder that is not otherwise exempt from backup withholding must provide its taxpayer identification number (“TIN”) and certify that such number is correct. Accordingly, you should complete and sign the Substitute Form W-9 included as part of the Letter of Transmittal, unless you otherwise establish to the satisfaction of the exchange agent that you are not subject to backup withholding. Caesars stockholders that have applied for a TIN, or intend to apply for a TIN, must check the applicable box on the Substitute Form W-9 and sign the applicable certification. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the “Guidelines”) for additional instructions.

Certain Caesars stockholders (including, among others, all corporations and certain foreign holders) are exempt from backup withholding. For a foreign Caesars stockholder to qualify as an exempt recipient, you must submit to the exchange agent a properly completed IRS Form W-8BEN, signed under penalty of perjury, attesting to your exempt status. Such forms are available from the exchange agent and at www.irs.gov.

FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 OR IRS FORM W-8BEN MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

13.	How and where should I send my signed documents and stock certificate(s)?

A return envelope addressed to the exchange agent, The Bank of New York, is enclosed with this package. If you are electing to receive the stock consideration, please use this envelope to return your Election Form/Letter of Transmittal, your Caesars stock certificate(s) (unless the delivery of such certificate(s) is guaranteed as set forth in Section 5 of this Instruction Booklet), and any additional documentation that may be required to make your stock election complete. If you do not have the envelope, please mail all the requested documentation to: The Bank of New York, Caesars Exchange, P.O. Box 859208, Braintree, MA 02185-9208. If you are mailing stock certificate(s), we recommend that you use Registered Mail, properly insured, with return receipt requested. Please do not sign your stock certificate(s) or return any of these documents to Harrah’s or Caesars. Do not send your stock certificate(s) or the Election Form/Letter of Transmittal to Caesars with your proxy card for the Caesars special meeting that also was mailed to you with the Proxy Statement and these election documents.

Until your Caesars stock certificate(s) are actually delivered to the exchange agent, delivery is not effected, and you hold title to the stock certificate(s) and bear the risk of loss.

If you choose not to elect to receive the stock consideration and wish to be deemed to have elected to receive the cash consideration for all of your shares of Caesars common stock, you should not return a completed Election Form/Letter of Transmittal and your Caesars stock certificate(s). Following the completion of the merger, you will receive a separate letter of transmittal and instructions as to how to surrender your Caesars stock certificates in order to receive your payment.

14.	Are there any fees associated with the exchange of my shares of Caesars common stock?

There are no fees associated with the exchange of your shares of Caesars common stock. You may incur fees if you need to replace missing stock certificate(s).

15.	How do I change my address on the Election Form/Letter of Transmittal?

You should cross out any incorrect address information that is printed on the Election Form/Letter of Transmittal in Section 1. Clearly print your correct address in the place beside the printed information. If you would like to receive your payment at a different address from that in Section 1, you must complete the requested information in Section 4 of the Election Form/Letter of Transmittal.

16.	What do I do if:

•	I want to change the name on my account?

•	I want to have my check made payable to someone else?

•	The owner or co-owner of the shares is deceased?

Please complete Section 3 of the Election Form/Letter of Transmittal in order to transfer to someone else the Harrah’s common stock or cash to be received in the merger. You will be responsible for any taxes arising from any of those changes. For more information, refer to the instructions below for completing Section 3.

17.	What do I do if I hold any of my shares of Caesars common stock with a broker, bank or other nominee?

You should contact promptly your broker, bank or other nominee and follow their instructions as to the procedure for exchanging your shares of Caesars common stock.

18.	What if I hold shares of Caesars common stock in more than one account?

If you hold shares of Caesars common stock in more than one account, you will receive a separate Election Form/Letter of Transmittal for each account in which you hold shares of Caesars common stock. You must complete, sign and date each separate Election Form/Letter of Transmittal and mail them separately to the exchange agent in the enclosed return envelope along with your stock certificate(s) representing shares of Caesars common stock held in each of your respective accounts (unless the delivery of such certificate(s) is guaranteed as set forth in Section 5 of this Instruction Booklet) for which you are making the election to receive the stock consideration. Likewise, if you hold shares of Caesars common stock in more than one account with more than one brokerage, bank or other nominee, you should contact promptly each of them and follow their instructions as to the procedure for exchanging your shares of Caesars common stock.

19.	What happens if I hold shares of Caesars common stock as a nominee, trustee or other representative?

If you hold shares of Caesars common stock as a nominee, trustee or in another representative or fiduciary capacity, you may submit one or more Election Form(s)/Letter(s) of Transmittal covering the aggregate number of shares of Caesars common stock held by you for the beneficial owners of such securities. However, you must certify that any Election Form/Letter of Transmittal submitted covers all shares of Caesars common stock held by you for any single beneficial owner. You may submit only one Election Form/Letter of Transmittal for each separate account that you own or maintain. You may be required to provide the exchange agent with additional documents and certifications in order to satisfy the exchange agent that you hold such securities for a particular beneficial owner.

20.	Can I revoke my election?

Yes. You can revoke your election by giving written notice to the exchange agent at The Bank of New York, Caesars Exchange, P.O. Box 859208, Braintree, MA 02185-9208, provided the written notice is received prior to 5:00 p.m., Pacific Standard Time, on the business day immediately preceding the closing date of the merger, which is the Election Deadline. The closing date of the merger will be announced by Harrah’s and Caesars at least three business days but not more than ten business days prior to the closing date. After this time, you may not revoke any election you have made with respect to the consideration you wish to receive in the merger unless the exchange agent is legally required to permit revocations.

If you revoke your election, the exchange agent will return your Caesars stock certificates to you. However, if you revoked your election and you wish to resubmit it, you must return a properly completed and executed Election Form/Letter of Transmittal with your Caesars stock certificates (unless the delivery of such certificate(s) is guaranteed as set forth in Section 5 of this Instruction Booklet) by the Election Deadline. If you fail to return a properly completed and executed Election Form/Letter of Transmittal with your Caesars stock certificates (unless the delivery of such certificate(s) is guaranteed as set forth in Section 5 of this Instruction Booklet) by the Election Deadline, the consideration that you receive from the merger will be determined in accordance with the terms of the merger agreement as if you failed to make an election. See Question 5 above.

21.	How will I know if the merger has been completed?

Harrah’s and Caesars will issue a joint press release announcing the completion of the merger if and when it is completed.

22.	Who do I call if I have additional questions?

You may contact the exchange agent, The Bank of New York, at (800) 507-9357 (toll free). The enclosed Election Form/ Letter of Transmittal, which must be accompanied by Caesars stock certificates or a Notice of Guaranteed Delivery (as set forth in Section 5 of this Instruction Booklet), should be returned to The Bank of New York in the enclosed return envelope if you chose to elect to receive Harrah’s common stock. The address to which you should send your Election Form/Letter of Transmittal will depend on the method of delivery that you choose. The available options and relevant addresses for The Bank of New York are listed on the last page of this Instruction Booklet.

INSTRUCTIONS FOR COMPLETING
THE ELECTION FORM/LETTER OF TRANSMITTAL

     These instructions are for the accompanying Election Form/Letter of Transmittal for the registered stockholders of Caesars Entertainment, Inc. All elections are subject to the Agreement and Plan of Merger dated July 14, 2004 (the “Merger Agreement”) that was furnished to Caesars stockholders as part of the joint proxy statement/prospectus dated                        ,       (the “Proxy Statement”).

     We cannot guarantee that you will receive the form of payment that you elect. We do intend to honor effective elections to the maximum extent possible. If you are electing to receive Harrah’s common stock, it is very important that you complete, sign and return the Election Form/Letter of Transmittal and Substitute Form W-9 before 5:00 p.m., Pacific Standard Time, on the business day immediately preceding the closing date of the merger (the “Election Deadline”). The closing date of the merger will be announced by Harrah’s and Caesars at least three business days, but not more than ten business days prior to the closing date. Please use the enclosed return envelope, addressed to The Bank of New York, to return the Election Form/Letter of Transmittal and Substitute Form W-9, together with the Caesars stock certificates for which you are electing to receive Harrah’s common stock. All stock certificates must be submitted with the Election Form/Letter of Transmittal and Substitute Form W-9 if you elect to receive Harrah’s common stock (unless you have properly completed and executed a Notice of Guaranteed Delivery as set forth in Section 5 of this Instruction booklet). If some of your shares are held by a broker, bank or other nominee, please consult with your broker, bank or other nominee on what to do with those shares.

     Do not send your stock certificates or the Election Form/Letter of Transmittal to Caesars with your proxy card for the Caesars special meeting that also was mailed to you with the Proxy Statement and these election documents.

     If you do not elect to receive Harrah’s common stock and wish to be deemed to have elected to receive $17.75 in cash for each share of Caesars common stock you own, you should not return to The Bank of New York a completed Election Form/Letter of Transmittal and Substitute Form W-9 and you should not return any Caesars stock certificate(s) representing your shares of Caesars common stock. Following the completion of the merger, you will receive a separate letter of transmittal, Substitute Form W-9 and instructions as to how to surrender your Caesars stock certificates in order to receive your payment.

SECTION 1. ABOUT YOU AND YOUR SHARES

Section 1 of the Election Form/Letter of Transmittal shows your registration and address of record and the number of shares owned by you as reflected in the records of Caesars at the time of the mailing of these instructions. If you hold any shares in Direct Registration System (DRS) book-entry form, indicate this on the Election Form/Letter of Transmittal.

If any of your Caesars stock certificates are lost or have been stolen or destroyed, please contact Caesars’ transfer agent, Wells Fargo Shareowner Services, at (800) 468-9716 (toll free), immediately for instructions on how to replace your Caesars stock certificate(s).

Cross out any incorrect address information that is printed in this area on the Election Form/Letter of Transmittal. Clearly print your correct address in the space beside the printed information.

SECTION 2. ELECTION OPTIONS AND REQUIRED SIGNATURES

The terms of the Merger Agreement allow you to choose the form of consideration you wish to receive in exchange for your shares of Caesars common stock. For more information, please refer to the Proxy Statement. If you elect to receive stock consideration, your stock certificates or a Notice of Guaranteed Delivery must be returned with the Election Form/Letter of Transmittal by the Election Deadline for your election to be valid. If you do not hold shares in certificated form, you are still required to complete and return this Election Form/Letter of Transmittal.

Any disputes regarding your election or the elections made by other Caesars stockholders will be resolved by the exchange agent, The Bank of New York, and its decision will be final for all parties concerned. The exchange agent has the absolute right to reject any and all Election Forms/Letters of Transmittal that it determines are not in proper form or to waive minor defects in any form. Surrenders of stock certificates will not be effective until all defects or irregularities that have not been waived by the exchange agent have been corrected. Please return your Election Form/Letter of Transmittal to allow sufficient time to correct any possible deficiencies before the Election Deadline.

A.	ELECTION OPTIONS:

Indicate whether you which to receive the following option:

•	The “ALL STOCK ELECTION”. If you make the all stock election, you will receive 0.3247 of a share of Harrah’s common stock for each and every share of Caesars common stock you own, subject to the proration procedures and other adjustments described in this Instruction Booklet and the Proxy Statement, plus cash in lieu of any fractional share.

•	The “MIXED ELECTION”. If you make a mixed election, you will receive 0.3247 of a share of Harrah’s common stock for the portion of your shares of Caesars common stock for which you elect to receive stock consideration, subject to the proration procedures and other adjustments described in this Instruction Booklet and the Proxy Statement. If you select this option, you must indicate the number of shares of Caesars common stock in exchange for which you are electing to receive shares of Harrah’s common stock. You will be deemed not to have made an election with respect to your remaining shares of Caesars common stock, and those remaining shares of Caesars common stock will be converted into the right to receive $17.75 in cash per share, subject to the proration procedures and other adjustments described in this Instruction Booklet and the Proxy Statement.

•	The “NON-ELECTION” or “CASH ELECTION.” If you do not make the all stock election, mixed election or you do not properly complete and return an Election Form/Letter of Transmittal with any stock certificates for shares of Caesars common stock, you will be deemed to have made the cash election and will receive $17.75 in cash for each share of Caesars common stock that you own, subject to the proration procedures and other adjustments described in this Instruction Booklet and the Proxy Statement.

Please note that if you have the right to receive a fraction of a share of Harrah’s common stock, you will not receive a fractional share of Harrah’s common stock. Instead, you will receive cash in lieu of a fractional share of Harrah’s common stock.

B.	REQUIRED SIGNATURES:

All individuals listed on the account must sign the Election Form/Letter of Transmittal in order for it to be valid. Please be sure to include your daytime telephone number.

Unless there are special transfer or payment instructions or special delivery instructions, or you are reporting lost, stolen or destroyed certificates, you do not need to complete Sections 3, 4 or 5. However, before you mail your Election Form/Letter of Transmittal, make sure you do the following:

a)	Verify your election for stock and the number of shares of Caesars common stock for which the election is made;

b)	Sign, date and include your daytime phone number;

c)	Complete and sign the Substitute Form W-9 included with the Election Form/Letter of Transmittal and refer to the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more detailed information; and

d)	Include your Caesars stock certificate(s) (unless you have properly completed and executed a Notice of Guaranteed Delivery as set forth in Section 5 below) along with the Election Form/Letter of Transmittal and completed Substitute Form W-9 in the enclosed return envelope.

SECTION 3. SPECIAL TRANSFER OR PAYMENT INSTRUCTIONS

If you want your shares of Harrah’s common stock registered in, or your check made payable to, a name or names different from the name(s) printed on the Election Form/Letter of Transmittal, please follow the instructions below.

First, print the name(s) and address(es) of the person(s) to receive the shares of Harrah’s common stock in the space provided under Special Transfer or Payment Instructions. Then, refer to the procedures printed below for the requirements needed to make some of the most frequently requested types of registration changes. These documents must accompany your Caesars stock certificate(s) (unless you have properly completed and executed a Notice of Guaranteed Delivery as set forth in Section 5 below), and your Election Form/Letter of Transmittal.

You may be required to provide the exchange agent with additional documents and certifications to satisfy the exchange agent that you are the beneficial owner of the shares of Caesars common stock.

A.	NAME CHANGE DUE TO MARRIAGE OR TRANSFER OF OWNERSHIP TO ANOTHER INDIVIDUAL:

1.	Obtain a signature guarantee for the stockholder whose name is printed on the Election Form/Letter of Transmittal. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (“STAMP”), or by a stockbroker who is a member of STAMP. The signature of a notary public is not acceptable for this purpose.

2.	Complete the Substitute Form W-9 included with the Election Form/Letter of Transmittal by listing the Taxpayer TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more detailed information.

B.	STOCKHOLDER WHOSE NAME IS PRINTED ON THE ELECTION FORM/LETTER OF TRANSMITTAL IS DECEASED. YOU ARE THE EXECUTOR OR ADMINISTRATOR OF THE ESTATE:

1.	Provide a certified (under raised seal) copy of the Court Qualification appointing the legal representative (dated within 60 days).

2.	Obtain a signature guarantee for the legal representative. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of STAMP, or by a stockbroker who is a member of STAMP. The signature of a notary public is not acceptable for this purpose.

3.	Complete the Substitute Form W-9 included with the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. If the account is being registered in the name of the estate and not to an individual, a TIN is required. Please refer to the enclosed

Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more detailed information.

C.	THE ACCOUNT IS A JOINT ACCOUNT AND ONE OF THE ACCOUNT HOLDERS IS DECEASED. TRANSFERRING SHARES TO THE SURVIVOR ONLY:

1.	Provide a certified (under raised seal) copy of death certificate.

2.	Provide the survivor’s signature (signature guarantee is not necessary in this case).

3.	Complete the Substitute Form W-9 included with the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more detailed information.

D.	THE ACCOUNT IS A JOINT ACCOUNT AND ONE OF THE ACCOUNT HOLDERS IS DECEASED. TRANSFERRING SHARES TO THE SURVIVOR AND ADDING A NAME:

1.	Provide a certified (under raised seal) copy of death certificate.

2.	Obtain a signature guarantee for the survivor. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of STAMP, or by a stockbroker who is a member of STAMP. The signature of a notary public is not acceptable for this purpose.

3.	Complete the Substitute Form W-9 included with the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more detailed information.

E.	THE ACCOUNT IS A CUSTODIAL ACCOUNT AND THE FORMER MINOR HAS REACHED THE LEGAL AGE OF MAJORITY:

1.	Provide a certificated (under raised seal) copy of the birth certificate for the former minor.

2.	Obtain a signature guarantee for the former minor. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of STAMP, or by a stockbroker who is a member of STAMP. The signature of a notary public is not acceptable for this purpose.

3.	Complete the Substitute Form W-9 included with the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more detailed information.

F.	YOU WANT TO HAVE THE ACCOUNT REGISTERED IN THE NAME OF A TRUST:

1.	Provide a copy of the first and last pages of the trust agreement.

2.	Obtain a signature guarantee for the stockholder whose name is printed on the Election Form/Letter of Transmittal. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of STAMP, or by a stockbroker who is a member of STAMP. The signature of a notary public is not acceptable for this purpose.

3.	Complete the Substitute Form W-9 included with the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more detailed information.

If your circumstances differ from those listed above, or if you have any other questions, please contact the exchange agent, The Bank of New York at (800) 507-9357 (toll free).

SECTION 4. SPECIAL DELIVERY INSTRUCTIONS

Complete this area only if you want the stock certificate(s) of Harrah’s common stock and/or check resulting from your election to be delivered to an address other than the one printed in Section 1 of the Election Form/Letter of Transmittal.

Note: Your address of record will not be affected by completing this Section 4.

SECTION 5. NOTICE OF GUARANTEED DELIVERY

Complete this area if you are not delivering your stock certificate(s) with the Election Form/Letter of Transmittal and will be completing the enclosed Notice of Guaranteed Delivery. Stockholders whose certificate(s) for shares of Caesars common stock are not immediately available or who cannot deliver their certificate(s) for shares of Caesars common stock to The Bank of New York on or prior to the Election Deadline or for Book-Entry Confirmation may make an effective election to receive the stock consideration for their Caesars common stock by properly completing and duly executing the enclosed Notice of Guaranteed Delivery. Pursuant to this procedure, (i) the election must be made by or through an eligible institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery must be received by The Bank of New York on or prior to the Election Deadline, and (iii) the certificate(s) evidencing all physically surrendered shares of Caesars common stock or Book-Entry Confirmations, as the case may be, together with a properly completed and duly executed Election Form/Letter of Transmittal (or manually signed facsimile thereof), together with any required signature guarantees, or an Agent’s Message in the case of a book-entry transfer, and any other documents required by this Election Form/Letter of Transmittal, must be received by The Bank of New York within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery. Please read the enclosed Notice of Guaranteed Delivery for more information.

FAILURE TO COMPLETE, SIGN AND RETURN THE SUBSTITUTE FORM W-9 INCLUDED WITH THE ELECTION FORM/LETTER OF TRANSMITTAL OR AN IRS FORM W-8BEN MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

DELIVERY INSTRUCTIONS
The Bank of New York

For information (toll free): (800) 507-9357

By Mail:	By Overnight Courier:	By Hand:
The Bank of New York Caesars Exchange P.O. Box 859208 Braintree, MA 02185-9208	The Bank of New York Caesars Exchange 161 Bay Street Road Braintree, MA 02184	The Bank of New York Reorganization Services 101 Barclay Street Receive and Deliver Window, 1-E New York, NY 10286

By Facsimile Transmission:
(For Eligible Institutions Only)
(781) 380-3388

To Confirm Facsimile Only:
(781) 843-1833, Ext. 200

TO BE COMPLETED BY ALL CAESARS STOCKHOLDERS
SEE GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION

PAYER’S NAME: THE BANK OF NEW YORK

SUBSTITUTE	Part 1 — PLEASE PROVIDE YOUR TIN IN	Social Security Number OR
FORM W-9	THE BOX AT RIGHT AND CERTIFY BY	Employer Identification Number
SIGNING AND DATING BELOW.

Department of the Treasury Internal Revenue	Part 2 — Certification Under Penalties of Perjury, I certify that:			Part 3 — Awaiting TIN ☐
Service	(1)	The number shown on this form is my current taxpayer identification number (or I am waiting for a number to be issued to me).
Payer’s Request for	(2)	I am not subject to backup withholding because:
Taxpayer		(a)	I am exempt from backup withholding;
Identification Number (TIN) and Certification		(b)	I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends; or
		(c)	the IRS has notified me that I am no longer subject to backup withholding.
	(3)	I am a U.S. person (including U.S. resident alien).

Certification Instructions —You must cross out item (2) in Part 2 above if you have been notified by the IRS that you currently are subject to backup withholding because of underreporting interest or dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding.

Signature:		Date:

Name:

Address:

City:	State:	Zip Code:

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
CHECK THE BOX IN PART 3 OF SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center of Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not timely provide a taxpayer identification number, a portion of all reportable payments made to me thereafter will be withheld.

Signature:	Date:

Name:

Address:

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER — Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:		Give the SOCIAL	For this type of account:		Give the EMPLOYER
		SECURITY number			IDENTIFICATION
		of —			number of —

1.	An individual’s account	The individual	8.	Sole proprietorship or single-member limited liability company (“LLC”) that is disregarded as separate from its member	The owner (4)

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	9.	A valid trust, estate or pension trust	The legal entity (5)

3.	Husband and wife (joint account)	The actual owner of the account or, if joint funds, the first individual on the account(1)	10.	Corporation or LLC electing corporate status on IRS Form 8832	The corporation or LLC

4.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	11.	Religious, charitable, or educational organization	The organization

5.	Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor(1)	12.	Partnership or multiple member LLC	The partnership or LLC

6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person(3)	13.	Association, club, or other tax-exempt organization	The organization

7.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	14.	A broker or registered nominee	The broker or nominee

	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	15.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.

(4)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one).

(5)	List first and circle the name of the legal entity, either a trust, estate, or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number. In this case, check the box marked “Awaiting TIN” in Part 3, sign and date the “Certificate of Awaiting Taxpayer Identification Number,” and return the form to the payer. If you do not timely provide a taxpayer identification number, a portion of all reportable payments made to you will be withheld.

Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

Payees specifically exempted from backup withholding include:

•	An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

•	The United States, a state thereof, the District of Columbia or a possession of the United States, or a political subdivision or agency or instrumentality of any the foregoing.

•	An international organization or any agency or instrumentality thereof.

•	A foreign government or any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

•	A corporation.

•	A financial institution.

•	A dealer in securities or commodities required to register in the United States, the District of Colombia, or a possession of the United States.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a).

•	An entity registered at all times during the tax year under the Investment Company Act of 1940, as amended.

•	A middleman known in the investment community as a nominee or custodian.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A foreign central bank of issue.

•	A trust exempt from tax under Section 664 or a non-exempt trust described in a Section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under Section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

•	Payments described in Section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under Section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART 3 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. If you are a foreign person, you must submit an appropriate IRS Form W-8BEN signed under penalty of perjury attesting to foreign status.

Certain payments other than interest, dividends, and patronage dividends, which are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041,6041A, 6045, 6050A and 6050N.

Privacy Act Notice. —Section 6109 requires most recipients of dividend, interest, or certain other income to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. —If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. —If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. —Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Numbers. —If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

Notice of Guaranteed Delivery
of
Shares of Common Stock of

CAESARS ENTERTAINMENT, INC.

Pursuant to the Election Form/Letter of Transmittal

(Not to be Used for Signature Guarantees)

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used by stockholders of Caesars Entertainment, Inc. (“Caesars”) electing to receive shares of common stock of Harrah’s Entertainment, Inc. (“Harrah’s”) to guarantee delivery of shares of common stock of Caesars pursuant to Section 5 of the related Election Form/Letter of Transmittal, if (i) certificates for shares of Caesars common stock are not immediately available, (ii) certificates for shares of Caesars common stock cannot be delivered to the exchange agent, The Bank of New York, on or prior to the election deadline, which is 5:00 p.m., Pacific Standard Time, on the business day immediately preceding the closing date of the merger (the “Election Deadline”), or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. The closing date of the merger will be announced by Harrah’s and Caesars at least three business days but not more than ten business days prior to the closing date.

     This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the exchange agent.

The Exchange Agent:
The Bank of New York

By Mail:	By Overnight Courier:	By Hand:
The Bank of New York	The Bank of New York	The Bank of New York
Caesars Exchange	Caesars Exchange	Reorganization Services
P.O. Box 859208	161 Bay Street Road	101 Barclay Street
Braintree, MA 02185-9208	Braintree, MA 02184	Receive & Deliver Window, 1-E
New York, NY 10286

By Facsimile Transmission:
(For Eligible Institutions Only)
(781) 380-3388

To Confirm Facsimile Only:
(781) 843-1833, Ext. 200

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON AN ELECTION FORM/LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE ELECTION FORM/ LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby surrenders to the exchange agent, upon the terms and subject to the conditions set forth in the Election Form/Letter of Transmittal and related instructions, receipt of which is hereby acknowledged, the number of shares of Caesars common stock specified below pursuant to the guaranteed delivery procedure set forth below.

Certificate Number(s) (if available):

Number of shares:

☐	Check here if shares of Caesars common stock will be delivered by book-entry transfer and provide the information below.

The Depositary Trust Company

DTC Account Number:

Transaction Code Number:

Date:

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

X

X

	Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number:

     Must be signed by the owners(s) of the shares of Caesars common stock as their name(s) appear(s) on certificates for shares of Caesars common stock, or by person(s) authorized to become registered owner(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the exchange agent, provide proper evidence satisfactory to the exchange agent of such person’s authority to so act.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

GUARANTEED DELIVERY PROCEDURE

     In order for an election to receive shares of Harrah’s common stock to be effective, the exchange agent must receive a properly completed Election Form/Letter of Transmittal, accompanied by stock certificates representing shares of Caesars common stock currently held by you (or a proper guarantee of delivery, as described below), no later than 5:00 p.m., Pacific Standard Time, on the Election Deadline. Persons whose share certificates are not immediately available also may make an election to receive shares of Harrah’s common stock by completing the Election Form/Letter of Transmittal and submitting it to the exchange agent by the Election Deadline, and by having this Notice of Guaranteed Delivery properly completed and duly executed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (subject to the condition that the stock certificates, the delivery of which is hereby guaranteed, are in fact delivered to the exchange agent no later than 5:00 p.m., Eastern Time, on the third New York Stock Exchange trading day after the date of execution of the Notice of Guaranteed Delivery (the “Guaranteed Delivery Deadline”)).

     If the exchange agent does not receive a properly completed Election Form/Letter of Transmittal accompanied by all stock certificates by the Election Deadline (unless an Election Form/Letter of Transmittal and a Notice of Guaranteed Delivery have been properly completed and delivered by the Election Deadline and the certificates are received by the exchange agent by the Guaranteed Delivery Deadline), you will be deemed to have made an election to receive cash consideration in accordance with the merger agreement. If you are deemed to have made an election to receive cash consideration, following the completion of the merger, you will receive a separate letter of transmittal and instructions as to how to surrender your shares of Caesars common stock for payment.

GUARANTEE OF DELIVERY

(Not to be used for signature guarantees)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution” (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the exchange agent, at one of its addresses set forth above, either the shares surrendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such shares to the exchange agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in this Notice of Guaranteed Delivery, in either case together with one or more properly completed and duly executed Election Form(s)/Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Election Form(s)/Letter(s) of Transmittal (or facsimile thereof) and the certificates representing shares of Caesars common stock surrendered hereby to the exchange agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm	Authorized Signature

Address	Name:

(Please Print)

(Include Zip Code)	Title:

Area Code and Telephone Number:	Date:

NOTE: DO NOT SEND STOCK CERTIFICATES FOR SHARES OF CAESARS COMMON STOCK WITH THIS FORM. STOCK CERTIFICATES FOR SHARES OF CAESARS COMMON STOCK SHOULD BE SENT ONLY WITH YOUR ELECTION FORM/LETTER OF TRANSMITTAL.